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                                                                   Exhibit 21(a)

                                 PRANDIUM, INC.
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                                 2001 FORM 10-K
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                              LIST OF SUBSIDIARIES
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 Subsidiaries as of December 30, 2001
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CCMR of Catonsville, Inc.
CCMR of Cumberland, Inc.
CCMR of Frederick, Inc.
CCMR of Greenbelt, Inc.
CCMR of Harford County, Inc.
CCMR of Inner Harbor, Inc.
CCMR of Maryland, Inc.
CCMR of Ritchie Highway, Inc.
CCMR of Timonium, Inc.
Chi-Chi's, Inc.
Chi-Chi's of West Virginia, Inc.
CMM Dissolution, Inc.
FRI-Admin Corporation
FRI-MRD Corporation
The Hamlet Group, Inc.
H.H. of Maryland, Inc.
H.H.K. of Virginia, Inc.
Koo Koo Roo, Inc.
Koo Koo Roo Licensing Systems, Inc.
Maintenance Support Group, Inc.
1170060 Ontario Limited

                                 Exhibit 21(a)